Exhibit 99.1
                             JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

Dated:  March 12, 2007

CRT CAPITAL HOLDINGS LLC


By: /s/ C. Michael Vaughn
   ------------------------
Name:   C. Michael Vaughn
Title:  Authorized Person


CRT CAPITAL GROUP LLC


By: /s/ C. Michael Vaughn
   ------------------------
Name:   C. Michael Vaughn
Title:  Authorized Person


HARBOR DRIVE ASSET MANAGEMENT LLC


By: /s/ C. Michael Vaughn
   ------------------------
Name:   C. Michael Vaughn
Title:  Authorized Person


C. MICHAEL VAUGHN


/s/ C. Michael Vaughn
---------------------------


J. CHRISTOPHER YOUNG


/s/ J. Christopher Young
---------------------------